UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 6, 2006

ACUSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50405	04-3208947
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

500 Arsenal Street, Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  (617) 648-8800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, the securities described herein, nor shall there be any sale of these securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful.

Item 1.01               Entry into a Material Definitive Agreement.

On April 6, 2006, Acusphere, Inc., a Delaware corporation (“Acusphere”), entered into a placement agent agreement (the “Placement Agent Agreement”) with Cowen & Co., LLC (“Cowen”) as exclusive placement agent relating to a proposed “registered direct” offering of shares of Acusphere’s common stock, par value $0.01 per share (“Common Stock”), and warrants to purchase Common Stock to certain institutional investors (the “Offering”). A copy of the Placement Agent Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference. The closing for the sale of shares of common stock and warrants to purchase common stock is expected to take place on April 12, 2006, subject to the satisfaction of customary closing conditions. Acusphere will pay the placement agent a fee equal to 6% of the gross proceeds of the Offering equal to approximately $2.4 million, and will pay estimated expenses of the Offering equal to $150,000.

In addition, on April 6, 2006, Acusphere entered into definitive subscription agreements with certain institutional investors relating to the sale of an aggregate of 5,772,004 units, each unit consisting of (i) one share of common stock and (ii) one warrant to purchase 0.3 shares of common stock at an exercise price of $7.97 per share, for a purchase price of $6.9675 per unit. Units will not be issued or certificated.  The shares of common stock and warrants are immediately separable and will be issued separately. The warrants will be exercisable beginning on October 12, 2006 and until April 12, 2011. A copy of the form of subscription agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference. A copy of the form of warrant to be issued by Acusphere is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference.

The shares of Common Stock and warrants (and the shares of Common Stock issuable from time to time upon exercise of these warrants) being offered by Acusphere in this Offering were registered under an existing shelf registration statement on Form S-3 (Registration No. 333-123854), which was declared effective by the Securtites and Exchange Commission on April 15, 2005.

Item 7.01               Regulation FD Disclosure

On April 7, 2006, Acusphere issued a press release announcing the pricing of the offering of common stock and warrants described in Item 1.01 above. A copy of this press release is furnished as Exhibit 99.1 to this Current Report.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01               Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description

1.1	Form of placement agent agreement, filed herewith
4.1	Form of warrant, filed herewith
10.1	Form of subscription agreement, filed herewith
99.1	Press Release dated April 7, 2006, furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.

Dated: April 7, 2006	By:	/s/ John F. Thero
		Name:	John F. Thero
		Title:	Senior Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of placement agent agreement, filed herewith

4.1	Form of warrant, filed herewith

10.1	Form of subscription agreement, filed herewith

99.1	Press Release dated April 7, 2006, furnished herewith